Exhibit 10.7

OFFICE SERVICES AGREEMENT

Date of Agreement: December 24, 2010	Agreement No. 079-1436-11

Provider (also referred to in this Agreement as “We”, “Us” or “Our”): Chartwell Consulting Group, Inc. t/a Symphony Suites	Client (also referred to in this Agreement as “You” or “Your”): Durata Therapeutics, Inc. 89 Headquarters Plaza North Tower, 14th Floor Morristown, NJ 07960

This writing sets forth Your Agreement with Us to provide You with designated office access and shared use with Our other Clients of Our facilities, services and common areas. This Agreement consists of two (2) pages, together with the attached Schedule A (Financial Terms), the attached Schedule B (Local Rules and Regulations– which We may change from time to time, after giving You written notice), and the attached Supplement(s). By signing this writing You and We agree to the terms and provisions contained in this writing and said attachments. You agree to inform Your employees, agents, representatives, and contractors of these provisions.

1.	We agree to provide to You the office access and other monthly services as listed on Schedule A, and shared use of the facilities, services, equipment and common areas, and You agree to use the same only for office purposes. You and We agree this Agreement will continue in effect for the time period set forth on Schedule A, and at Your option, may be extended for one additional year with an adjustment of 10% (ten percent) above the Monthly Contract Charges (for Office Access and Furniture Rental only) shown in Schedule A by notifying Us in writing at least 60 days before the initial time period ends that You choose to exercise this option.

2.	You acknowledge this Agreement is not a lease, does not give You any rights with Our Landlord, and does not give You any interest in Our offices, facilities, common areas, Building, or the land on which they are located. Rather, this Agreement is a license arrangement which gives You use of these office access, facilities, services and common areas, subject to Our canceling this arrangement for cause. You agree this Agreement will end when and if Our Landlord ends Our lease for Our offices and areas which is not scheduled to expire during the term. You acknowledge that You are not permitted to transfer Your rights under this Agreement to anyone, and that any attempt by You, or anyone else, to transfer Your said rights, will not be effective to actually cause such a transfer to occur. You agree not to allow or permit anyone other than You, Your employees and business visitors to use this office access, and shared use of Our facilities and areas. Notwithstanding the foregoing, You may, without Our consent, assign this Agreement to any person or entity that is Your parent company; a wholly owned subsidiary of Yours or of Your parent company; the surviving entity of a merger You are involved in; or the buyer of all or substantially all of Your assets.

3.	In addition to Your office access, We provide You with the services identified in Schedule A and other services We offer. We are the only service providers authorized to provide services available from Us in the offices and facilities. You agree that for the duration of this Agreement and for one year thereafter, neither You nor Your employees will solicit any of Our other Clients to provide or provide to them, any of the services We are available or able to provide.

4.	You agree to fully and timely pay monthly in advance the Monthly Contract Charges set forth on Schedule A for the full time period of this Agreement and all renewals. In addition, You agree to fully and promptly pay for any additional services You request of Us upon Our billing You. The fee schedule for these additional services is available upon request, and is updated by Us from time to time. You agree to pay all charges authorized and/or requested by You, Your employees, agents, representatives and contractors.

5.	You agree to use Our offices, services and facilities in accordance with the provisions of this Agreement as a first -class office and only for the approved purpose You have stated to Us. You agree to use these office access, services and facilities as required by laws, ordinances and regulations which apply to Your operations, including those which require You to have licenses and/or permits.

6.	You must take good care of and not damage or make any changes to the office, facilities, furnishings and equipment We provide to You. At the end of this Agreement, You must deliver the same to Us in good condition, normal wear and tear excepted. If any damage to Our property should occur while in Your care, custody or control, You agree to pay reasonable repair/replacement costs; and You agree to notify Us immediately upon Your becoming aware of such damage occurring. Only We are authorized to make repairs to Our property.

7.	We will endeavor to make available to You these services and facilities during the regular business hours described in Schedule B. However, upon 30 days prior notice, We reserve the right to discontinue or modify the said services, facilities and charges (except office access) in response to changes from suppliers and adjust the charges accordingly.

8.	Due to the imperfect nature of verbal, written and electronic communications, We cannot guarantee the services or facilities We provide to You. We are not liable for any loss or damage (direct or consequential) resulting from Our failure to properly provide a service, office access, or facility to You. We also are not liable, in any way for any failure until You have told Us about it and have given Us a reasonable time to correct that failure. Our only obligation to You for any failure to render any service, or for error or omission by Us, or for any delay or interruption of service, is to make an adjustment to Your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

9.	We and/or Our Landlord are not liable to You, or to anyone You invite or permit into Our offices or areas, for any injury (including death), loss or damage resulting from the actions or omissions of Our employees, Clients, their guests, or anyone else, or resulting from any condition or failure of the offices access, facilities and/or areas provided by Us. You waive all claims You may come to have against Us and/or Our Landlord for damage or loss to Your property arising from fire, theft, or other occurrences. However, You may exercise Your lawful rights to the extent there has occurred willful misconduct or gross negligence by Us or Our employees, while under Our control, and such willful misconduct or gross negligence has caused You injury, loss or damages.

10.	You will have breached this Agreement if You do not fully and timely make the payments, perform the acts, and comply with the requirements, for which You are responsible under this Agreement.

a.	If You breach this Agreement, We have the right to cease to provide to You the designated office access, as well as some or all of Our other services without Our first obtaining a court order or other authorization. In the event of such a breach, We also have the right to terminate this Agreement early, and to exclude You, Your employees, agents, representatives, contractors, customers and visitors from Our offices (including Your designated office access), facilities and areas. However, in the absence of an emergency, We agree not to take such action without first giving You written notice of Your breach (or breaches) and a 5 calendar day opportunity to remedy all of Your breaches. Our failure to give You such written notice despite Your breach of this Agreement, does not mean We have waived Our right to do so in the future.

b.	Our early termination of this Agreement does not end Your obligations to Us. You will still be liable to Us for all unpaid and overdue fees for office access, facilities

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	1	Initials: Client CF Provider

and services, as well as for the Monthly Contract Charges listed in Schedule A, or those Monthly Contract Charges applicable at the time of termination, whichever is greater, for the remainder of the current term of this Agreement. Upon Our early termination of this Agreement, the unbilled charges and/or remaining applicable Monthly Contract Charges will be due as a lump sum.

c.	If, while You are in breach of this Agreement You abandon, or are removed from Your office access and leave behind personal property of Yours, We may treat the same as abandoned and dispose of the same as We see fit, at Your cost and expense.

11.	You agree to pay Us promptly upon demand, notwithstanding the expiration or Our early termination of this Agreement:

a.	The Monthly Contract Charges described in Par. 10b above;

b.	All costs, expenses, losses and damages, including legal costs and reasonable attorney’s fees, We suffer or incur because of Your failure to fully and timely satisfy Your obligations under this Agreement, and/or in connection with Our efforts to enforce Your satisfaction and/or compliance with these obligations; and

c.	The reasonable cost of repair or replacement of Our offices, facilities, areas, furnishings, equipment and/or property because of their damage or destruction while in your possession, or caused by Your use or misuse; and

d.	All charges associated with telephone fraud traceable to Your account.

12.	At the end of this Agreement, regardless of whether it has run its full time period or has been terminated early by Us, You agree as of the termination date:

a.	To remove all of Your personal property and leave Our offices (including Your designated office areas), facilities and areas. We are not responsible for Your personal property which remains after this termination date, and We may dispose of such personal property as We see fit, at Your cost and expense; and

b.	To leave Our offices (including Your designated office access), facilities and areas, in an acceptable condition normal wear and tear excepted; and

c.	To return all keys and security cards; and

d.	To have completed Your notification to all of Your correspondents to stop using Our address and phone number.

13.	We, Our Landlord, and/or Landlord’s Lender have the right at any time to enter and/or inspect Your designated office to make repairs and/or to show the same to prospective Clients. If this occurs during working hours, We shall use reasonable efforts to minimize disruption to Your business operations.

14.	All notices between You and Us must be in writing, and must be given as follows:

a.	For notices to You: Placed in the local mailbox, with a copy mailed by certified mail, return receipt requested, directed to Your address set forth at the beginning of this Agreement with a follow-up email to Ben Pe [bpe@duratatherapeutics.com].

b.	For notices to Us: Mailed by certified mail, return receipt requested, addressed to the Managing Officer, c/o SymphonySuites, 89 Headquarters Plaza, North Tower 14th Floor, Morristown, NJ, 07960

15.	For the duration of this Agreement, You are authorized to use Our address as Your business address in the manner We prescribe using Your business name as it appears on the first page of this Agreement or on the Client Application. We are not Your agent for the purpose of receiving legal papers on Your behalf. The phone number assigned to You is, and will always remain, Our property. It may not be used in any published directory without Our prior written consent which shall not be unreasonably withheld. If this Agreement ends by way of expiration, and without any uncured breach of this Agreement, You may request mail or phone forwarding services following such expiration at Our stated rates and conditions. In the absence of mail forwarding instructions, We may, at Our option, and without notice, obligation or liability to You, return mail to sender if returnable without charge to Us, or dispose of it if not returnable. After any expiration or termination of this Agreement and/or the services hereunder, if You should continue to use Our assigned mailing address or phone number in any current directories; websites; letterheads; or in any place whereby it appears to business correspondents that You continue to maintain a presence at Our premises, You agree that You will pay Us a sum of 1.5 times Our usual fee for such usage for as long as the usage continues. You further agree that We are not required to notify You in advance of imposing such fees.

16.	You agree to defend, reimburse and protect Us, Our officers, directors, employees, agents and affiliates (called “Our Group”) from and against all obligations, liabilities, claims, damages, costs and fees (including reasonable attorney’s fees) which may be imposed upon, or asserted against, Our Group because of Your actions or omissions or those of Your employees, agents, representatives, contractors, visitors or of those You permit to occupy or use Our offices, facilities and/or areas (called “Your Group”), or which arise out of Your failure to fully and timely pay, perform or comply with any provision or requirement contained in this Agreement.

17.	You agree to pay for and maintain in force, for the duration of this Agreement, including all renewal time periods, a commercial general liability insurance policy which insures You for the obligations You owe to Us under Paragraph 16 of this Agreement, and which also insures You, Us and Our Landlord Second ROC Jersey Associates as additional insured against claims for bodily injury (including death) and property damage, occurring on, in, or about Our offices, areas and/or Building, with policy limits of at least $1 million combined single limit per occurrence. You agree to provide to Us a duly issued certificate of insurance memorializing these insurance coverages, from an insurance company acceptable to Us, before You and We begin Our performance of this Agreement.

18.	If You become insolvent, transfer Your assets for the benefit of Your creditors, file, or there is filed against You, bankruptcy or insolvency lawsuits, We have the right to immediately and without notice, terminate this Agreement early, and to exercise all of Our rights available under the law.

19.	The laws of New Jersey shall be used to resolve all disputes and to interpret this Agreement. The Superior Court of New Jersey is the only place in which You or We shall present any and all disputes and/or claims either of Us may have concerning this Agreement and/or its performance. If a portion of this Agreement is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of the other provisions.

20.	This Agreement including its attached Schedules and Supplement(s), is the entire Agreement between You and Us; and it supersedes any and all previous Agreements, arrangements and understandings We may have had (if any). This Agreement may not be changed or altered in any way except in writing signed by both You and We. This Agreement, and all changes to it, shall be effective only when signed by both You and Our Managing Officer.

You and We sign this Agreement below on behalf of ourselves, everyone who succeeds to Our interests, and everyone to whom You (with Our Consent) and/or We transfer rights under this Agreement.

Provider: Chartwell Consulting Group, Inc. t/a	Client: Durata Therapeutics, Inc., by:
SymphonySuites, by: Signature: Date: 12/31/10	Signature: Date: 12/27/10
Title: Managing Officer	Print Name & Title: Corey Fishman, Chief Operating Officer

2

SCHEDULE A

FINANCIAL TERMS

Term of the Agreement: January 1, 2011 to December 31, 2012

Quantity	MONTHLY CONTRACT CHARGES	Unit Charge		Total Monthly
1	Office Access for Office/Suite No(s). 1436; 1433; 1430; 1427; 1425; 1478; 1476; 1474 Including office cleaning, maintenance services, heating and air conditioning during normal business hours	$14,893		$14,893
1	Furniture Rental (see also Furniture Rental Supplement)	$3,607		$3,607
10	Complete Multiline Telephone Equipment	$40	*	$400
10	Executive Telephone Upgrade w/display	$20		$200
	Dedicated Analog Modem Only Line	$24
2	Dedicated Analog Fax & Modem Line	$45	*	$90
	Local Area Network Nodes (with IP address)	$20
10	High Speed T-1 Internet Service (includes LAN node for each)	$30	*	$300
	Additional Voice Mailbox + Message Center	$45
	Attendant Answering	$50
	Attendant Screening (1st person)	$120
	Attendant Screening (additional person)	$60
10	Indoor Parking (Morristown)	$65		$650
		$0
		$0
		$0
	Verizon Directory Listing	$5
	TOTAL MONTHLY CONTRACT SERVICES/FACILITIES			$20,140
	REFUNDABLE RETAINER			$40,280

*	See current price schedule for one time setup charges

The above Services listing is not necessarily complete and may be amended from time to time to reflect changes in services and/or equipment.

IMPORTANT: SEE TERMS ON BACK

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	3	Initials: Clien CF Provider

FINANCIAL TERMS (continued)

1.	You agree to pay Us in advance on the first day of each month for all Monthly Contract Charges, whether or not You have received an invoice from Us for the same. We will bill variable charges for other services monthly and payment for such is due within 10 days of the invoice date.

2.	All of Your payments to Us must be made in United States currency or by checks drawn on United States banks. Payments made by credit card will be subject to an additional fee of a least 3% or as imposed by the bank or issuing entity, whichever is higher. Returned checks will be subject to a fee of $25.

3.	You agree to pay a 5% late charge on any outstanding balance which We receive later than the 10th of the month in which it is due. Further if You fail to pay Us before the 20th of the month in which a payment is due, You agree to pay interest charges at 1.25% per month until We receive payment. We are not limited to just requiring and receiving from You these interest and late payment charges, and may resort to such remedies and actions as the law and/or this Agreement gives Us.

4.	You are responsible for payment of all applicable taxes on the services received under this Agreement.

5.	Should You give Us timely notice of Your intention to not renew this Agreement and fail to leave Our offices or remove Your property at the end of the term, the services herein and this Agreement will automatically continue on a month-to -month basis with the following conditions:

a.	You will pay Office Access at a 100% premium above the charge in the last month of the regular term and

b.	Office Access will be paid in whole month increments only (even if occupancy only continues for a partial month), and

c.	In the last month of occupancy, You will provide Us with written notice in the first 15 days of that month of Your intention to end occupancy and the services hereunder on the last day of that month.

6.	If You have signed a Furniture Rental Supplement of this Agreement, You agree to pay Us all monies You owe to Cadogan Resources, LLC. Your failure to fully and timely do so shall be a breach of this Agreement, as well as a breach of the Furniture Rental Supplement.

7.	In the event an Amendment to this Agreement must be prepared for renewals, additions, extensions, changes, etc., the Amendment Processing Fee on the front of this document shall apply. This Fee does not apply in the event of automatic renewal of a current Agreement.

8.	If You dispute any portion of Our charges, You agree to timely and fully pay to Us the portion of Our charges You do not dispute; and You further agree to advise Us in writing, within 30 days after You receive Our bill, of the portion of said bill You dispute. If You do not advise Us in writing within this 30 day period that You dispute all or some of Our charges on said bill, You will have waived Your right to dispute Our charges.

9.	We provide telephone service to You through Our carriers billed at or less than basic AT&T tariff rates depending upon usage level, and we do not charge for incoming calls. We do not charge for Toll Free calls unless there is excessive trunk usage. We reserve the right to charge you any applicable provider fees and taxes plus:

a.	the standard FCC rate for each call if you use an alternate carrier and
b.	a minimum usage of $30 per month per phone (which amount may be revised by Us with 30 days prior notice) to allow us to meet our contract usage levels and for incoming trunks and

c.	charge a fee for additional broadband usage if any external VOIP calling services are used.

10.	Simultaneously with Your signing of this Agreement (of which this Schedule B is a part), You will pay a Refundable Retainer in the amount indicated on the reverse side of this page. This Refundable Retainer may be applied by Us, at any time, at Our discretion, to the outstanding monies You owe to Us (whether for required payments, compensation for repairs or damages You have caused Us to make or suffer, or for monies You owe to Cadogan Resources, LLC, under its Furniture Rental Supplement with You - if You have signed such a Supplement). We have the right to require that You replenish the Refundable Retainer by replacing dollar for dollar the funds We apply from this Refundable Retainer. During or subsequent to the term of this Agreement, You cannot designate that the Retainer be applied toward any Monthly Contract or additional charges. At the expiration of the Agreement and when You have satisfied all of Your obligations; vacated the premises; left the same in an acceptable condition normal wear and tear excepted; returned all keys and security cards; paid all charges; and removed Your property from Our premises, We will refund to You the balance remaining of this Refundable Retainer within 45 to 60 days mailed to the person signing this Agreement at the Client Address above.

11.	In the event any of the walls in the offices occupied by You are marked or damaged in anyway, You agree to reimburse Us for a repainting charge at the time of moving for all of the offices You occupy at a cost of $150.00 per room.

12.	Our staff and employees are an essential part of Our ability to deliver Our services. You acknowledge this, and agree that:

a.	You will not directly contract, or otherwise agree with, Our staff and employees for the performance of services; and will arrange for such performance only through Us;

b.	You will not, during the duration of this Agreement, and for the one year period immediately following its expiration or early termination, directly or indirectly, hire any person who has been an employee of Ours, or a member of Our staff at the location at which you have licensed offices hereunder at any time this Agreement was in effect, and

c.	If You violate the provisions of (b.) above, in addition to such other remedies as the law gives to Us, You agree to pay Us 30% of such person’s annual compensation or $15,000.00, whichever is greater, for each of such persons You hire. You agree with Us that such a charge is a reasonable estimation of the loss We would suffer in such a situation, and that a more accurate calculation of Our loss would be impracticable or extremely difficult to fix.

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	4	Initials: Client CF Provider

SCHEDULE B

LOCAL RULES AND REGULATIONS

1.	SymphonySuites is a community of professionals, and the office decorum should at all times reflect adherence by its members to the highest standards of conduct and appearance for the benefit of all. You agree not to interfere with Our other Clients, or with the activities of Our employees, or those of Our Landlord, or its Tenants.

2.	Please respect others conducting business in the center by wearing appropriate business attire fitting a professional office environment during regular business hours. As a minimum, specifically not permitted are shorts; jeans; athletic clothing; athletic footwear; denim clothing; shirts without collars (for men); hats; clothing with advertisements or logos; and other inappropriate articles of clothing.

3.	Neither You nor anyone You invite into the premises can use Our facilities, premises, areas and/or property for immoral purposes or in such a manner as to violate applicable laws, codes, regulations, and/or the conditions of Our insurance policies, or those of Our Landlord, or make these policies invalid or more expensive; nor in such a manner as is hazardous, unsafe, or which in Our opinion, or that of Our Landlord, impairs the first class character of Our offices and/or Building.

4.	The following are prohibited on the premises at all times:

a.	Smoking

b.	Pets or other animals except bona fide seeing eye dogs

c.	Bicycles or other mobile transportation on the premises

d.	Hazardous materials or equipment-which would include halogen lamps, candles, solvents, paints, etc.

e.	Furnishings not specified by Us including desks, tables, chairs, bookcases, etc.

f.	Deleted

g.	Connection or installation of any telephone, broadband or communications equipment including cabling not provided by Us including wireless or other multipoint access LAN’s

h.	Display of any signs, awnings, advertisements or projections which may be visible from any common area of the facilities or floor, or from the outside of the building

i.	Installation or use of cooking equipment in Your office including hot plates; microwave ovens, etc.

j.	Storage or disposal of food in Your office

k.	Installation of any vending machines

l.	Use of the office for residential, dwelling or sleeping purposes

m.	Applying tape to any walls or furniture on the premises

n.	Changing of locks for doors and furnishings provided by Us

o.	Installation or use of any equipment which in Our judgement, or in the judgement of Our Landlord, cause any interference, impairment, discomfort, inconvenience or annoyance to Us, Our Landlord or Our other Clients

5.	The following are prohibited without Our prior written consent which shall not be unreasonably withheld and may be subject to special instructions or fees:

a.	refrigerators of all types and heavy objects such as safes, etc.

b.	installation of office equipment with power requirements beyond those of a desktop PC or laser printers

c.	use of electrical extension cables or power strips

d.	installation of wall hangings; whiteboards, lamps, etc.

e.	Storage of boxes or other objects in Your office which are visible from the hallways

f.	Plants resting on the furniture or floor

6.	You must ensure that noise emanating from Your office from radios; video equipment; cell phones, speaker phones, etc. cannot be heard beyond Your office.

7.	All full-time Client staff working at SymphonySuites can be assigned pass cards and keys for 24 hour access to their offices. Do not transfer or duplicate these keys, and they must be surrendered upon request or returned directly to Us at the end of Your employment or the Agreement term, whichever is sooner. If lost, there is a charge for replacement, as well as changing of the locks. After regular business hours and all day weekends, ensure that all doors leading to the outside or elevator corridor are securely locked at all times and do not admit any strangers, even if they claim to be visiting other clients.

8.	The common areas including the hallways, ante-rooms, conference rooms, lunch room, reception area, etc. should be kept clean and uncluttered throughout the work day. Therefore, after each use, leave all common areas clean and uncluttered, and carry all open beverages through the hallways using the provided lids.

9.	Please do not conduct meetings or business in the reception area, hallways or pantry.

10.	Janitorial services are available after 5:00 pm of each work day. For Clients leaving earlier, waste receptacles may be left in the Mens/Ladies Room for disposal. Please do not leave receptacles or any objects for disposal in the hallways during working hours.

11.	Please do not use the offices for babysitting of children at any time. Older children using the facilities for work must adhere to the requirements of this Schedule including dress standards. In addition, please inform Your visitors that children should not wait in the common areas at any time, or be heard anywhere on the floor during business hours.

12.	Regular business hours are 8:30 am to 5:00 pm Monday through Friday except Holidays. SymphonySuites staff Holidays are New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Please note that air conditioning may not be available outside of regular business hours and on building holidays based on the local building schedule.

13.	Do not remove furnishings or any other items from any other offices on the floor, even if they appear vacant. When using the wood furniture, please use desk mats, coasters or felt bases to avoid causing scratches. All desk chairs must have a floor mat at all times. Repairs are costly and billable to You.

14.	You are responsible to make Your visitors aware of these rules. Violation may result, in some cases, in consequences which could include the issuance by Us of a notice of default and/or the immediate removal from Our premises of the offending person.

15.	Our staff are required to maintain a helpful, but strictly professional relationship with Our Clients. Clients are prohibited from offering gratuities; presenting work requests directly to Our staff outside of Our approved procedures; offering Our staff employment, developing personal or external business relationships with Our staff; or becoming involved in any relationships with Our staff which have the potential for creating conflicts of interest, illegal conduct and/or the opportunity for allegations of sexual harassment.

Other guidance is contained in the current Client Handbook, and is a part of these Rules and Regulations. These Rules and Regulations may be supplemented, changed or deleted by SymphonySuites after written notice is given.

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	5	Initials: Client CF Provider

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6

FURNITURE RENTAL SUPPLEMENT

Cadogan Resources, L.L.C. (referred to as “Cadogan” in this document) and Durata Therapeutics, Inc. (referred to as “You” or “Your” in this document), make this additional Agreement (the “Supplement”) to the Office Services Agreement No. 079-1436-11 between You and Chartwell Consulting Group, Inc. t/a SymphonySuites (referred to as “SymphonySuites” in this document). Cadogan agrees to rent to You and You agree to rent from Cadogan, on a week-to-week basis, the equipment and furniture listed on the Equipment/Furniture Addendum, on the reverse side of this page, for the length of term indicated and under the terms and conditions set forth below.

1.	Your right to rent this equipment and furniture depends on Your Office Services Agreement with Symphony Suites, and if that Agreement ends, so will Your rights under this Supplement. You may use this equipment and furniture only in connection with Your use of the designated office access, facilities and areas, provided to You by Symphony Suites, and only in accordance with the terms and provisions of the Agreement with SymphonySuites. If You breach Your Agreement with SymphonySuites, Cadogan may, at its option, terminate this Supplement and Your rights in said equipment and furniture. Conversely, if You breach this Supplement, that breach will also be a breach of Your Office Services Agreement with SymphonySuites.

2.	You agree to fully and timely pay in advance, the rental charges set forth on the Addendum, on the reverse side of this Supplement; and You also agree to fully and timely satisfy the performances and requirements You have assumed in this Supplement with regard to said furniture and equipment. You agree to make all of Your payments to Cadogan, by making these payments to SymphonySuites – who serves as the collection agent for Cadogan with regard to these payments.

3.	The equipment and furniture You are renting is, and shall always remain, the property of Cadogan. You are obligated to maintain said property in good physical condition, and to protect Cadogan’s ownership rights in the furniture and equipment. Your obligations in this regard include the following:

a.	You must keep the equipment and furniture in good repair, condition and working order;

b.	You must not remove the equipment and furniture from the designated office area provided to You by SymphonySuites.

c.	You must use appropriate mats on all surfaces which are subject to direct contact or wear. You must return the equipment and furniture to Cadogan in good repair, condition and working order. Conditions caused by ordinary wear and tear are acceptable, but not if this condition could have been prevented or lessened by Your using desk pads.
d.	Only Cadogan is authorized to make repairs to the furniture.

e.	You will not use or offer Cadogan equipment or furniture as security for Your repayment of any debt or for the satisfaction of any of Your obligations.

4.	You agree to protect and reimburse Cadogan from and with regard to all loss and/or damage Cadogan suffers because of Your failure to satisfy any of Your obligations listed in this Supplement. Additionally, You are totally responsible for any and all loss or damage to the equipment and/or furniture regardless of how such loss or damage occurred normal wear and tear excepted.

5.	You agree to keep all rental equipment and furniture insured under an all risks/loss/damage insurance policy in an amount equal to what it would cost to fully replace this equipment and furniture. You also agree to carry liability and property damage insurance covering this equipment and furniture and its use. The policies must defend, protect and reimburse Cadogan and Chartwell Consulting Group, Inc. t/a SymphonySuites against with regard to, all claims, liabilities, damages and costs connected with, and resulting from, this equipment and/or furniture and/or its use.

6.	You acknowledge that You are not permitted to transfer Your rights under this Supplement to anyone, and that any attempt by You, or anyone else, to transfer Your said rights, will not be effective to actually cause such a transfer to occur.

7.	Neither SymphonySuites nor Cadogan make any guaranty expressly or implied to You or anyone else concerning the fitness of said equipment and furniture for any purpose, its salability, design, condition, performance capabilities or any other aspect of said equipment and furniture or concerning its material or workmanship.

We sign this Supplement below on behalf of ourselves, everyone who succeeds to Our interests, and everyone to whom We may transfer Our rights under this Supplement with Cadogan’s consent.

Cadogan Resources L.L.C.		Durata Therapeutics, Inc.

Signature	as Agent	Signature

7

EQUIPMENT/FURNITURE ADDENDUM

(To Be Submitted Later)

Rate Basis: Two Year

Description	Room	Tag No.	Type	Cond

Weekly Furniture Rental Charge $902

Charges are billed monthly and the maximum charge in any full month will be based on four weeks billing.

This Schedule may be amended to reflect requested changes in furnishings. However, if the Rate Basis is reduced for any furnishings, any increased charges will be retroactive to the start of the rental period for the furnishings indicated.

Condition Codes

N= New and unblemished.

E= Excellent-nearly new with no visible surface scratches.

G= Good- Some surface wear may appear, but no surface scratches penetrate the polyurethane coating to the wood.

F= Fair-Some minor scratches may appear on the work surface or edge only-side panels are free of all scratches.

O= Other-see notes

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	8	Initials: Client Provider

FURNITURE RENTAL SUPPLEMENT

Cadogan Resources, L.L.C. (referred to as “Cadogan” in this document) and Durata Therapeutics, Inc. (referred to as “You” or “Your” in this document), make this additional Agreement (the “Supplement”) to the Office Services Agreement No. 079-1436-11 between You and Chartwell Consulting Group, Inc. t/a SymphonySuites (referred to as “SymphonySuites” in this document). Cadogan agrees to rent to You and You agree to rent from Cadogan, on a week-to-week basis, the equipment and furniture listed on the Equipment/Furniture Addendum, on the reverse side of this page, for the length of term indicated and under the terms and conditions set forth below.

1.	Your right to rent this equipment and furniture depends on Your Office Services Agreement with Symphony Suites, and if that Agreement ends, so will Your rights under this Supplement. You may use this equipment and furniture only in connection with Your use of the designated office access, facilities and areas, provided to You by Symphony Suites, and only in accordance with the terms and provisions of the Agreement with SymphonySuites. If You breach Your Agreement with SymphonySuites, Cadogan may, at its option, terminate this Supplement and Your rights in said equipment and furniture. Conversely, if You breach this Supplement, that breach will also be a breach of Your Office Services Agreement with SymphonySuites.

2.	You agree to fully and timely pay in advance, the rental charges set forth on the Addendum, on the reverse side of this Supplement; and You also agree to fully and timely satisfy the performances and requirements You have assumed in this Supplement with regard to said furniture and equipment. You agree to make all of Your payments to Cadogan, by making these payments to SymphonySuites – who serves as the collection agent for Cadogan with regard to these payments.

3.	The equipment and furniture You are renting is, and shall always remain, the property of Cadogan. You are obligated to maintain said property in good physical condition, and to protect Cadogan’s ownership rights in the furniture and equipment. Your obligations in this regard include the following:

a.	You must keep the equipment and furniture in good repair, condition and working order;

b.	You must not remove the equipment and furniture from the designated office area provided to You by SymphonySuites.

c.	You must use appropriate mats on all surfaces which are subject to direct contact or wear. You must return the equipment and furniture to Cadogan in good repair, condition and working order. Conditions caused by ordinary wear and tear are acceptable, but not if this condition could have been prevented or lessened by Your using desk pads.
d.	Only Cadogan is authorized to make repairs to the furniture.

e.	You will not use or offer Cadogan equipment or furniture as security for Your repayment of any debt or for the satisfaction of any of Your obligations.

4.	You agree to protect and reimburse Cadogan from and with regard to all loss and/or damage Cadogan suffers because of Your failure to satisfy any of Your obligations listed in this Supplement. Additionally, You are totally responsible for any and all loss or damage to the equipment and/or furniture regardless of how such loss or damage occurred normal wear and tear excepted.

5.	You agree to keep all rental equipment and furniture insured under an all risks/loss/damage insurance policy in an amount equal to what it would cost to fully replace this equipment and furniture. You also agree to carry liability and property damage insurance covering this equipment and furniture and its use. The policies must defend, protect and reimburse Cadogan and Chartwell Consulting Group, Inc. t/a SymphonySuites against with regard to, all claims, liabilities, damages and costs connected with, and resulting from, this equipment and/or furniture and/or its use.

6.	You acknowledge that You are not permitted to transfer Your rights under this Supplement to anyone, and that any attempt by You, or anyone else, to transfer Your said rights, will not be effective to actually cause such a transfer to occur.

7.	Neither SymphonySuites nor Cadogan make any guaranty expressly or implied to You or anyone else concerning the fitness of said equipment and furniture for any purpose, its salability, design, condition, performance capabilities or any other aspect of said equipment and furniture or concerning its material or workmanship.

We sign this Supplement below on behalf of ourselves, everyone who succeeds to Our interests, and everyone to whom We may transfer Our rights under this Supplement with Cadogan’s consent.

Cadogan Resources L.L.C.		Durata Therapeutics, Inc.

Signature	as Agent	Signature

7

EQUIPMENT/FURNITURE ADDENDUM

Rate Basis: Two Year

Description	Room	Tag No.	Type	Cond
Collegeville Stack Guest Chair	1423	2094	Seating	G
Eco 36 x 72 R/H Stepped Desk	1423	2486	Desk	E
Eco 39 x 20 Desk Height L-Return	1423	2487	L-Return	N
Eco 72 x 24 Kneespace Credenza	1423	2489	Credenza	E
Framed Poster	1423	546	Art
Framed Poster: Mondrian	1423	467	Art
M2616 Display Telephone	1423	1434	Phone
Pompa HB Leather Desk Chair	1423	2154	Seating	G
47 x 20 Desk Height U-Return	1424	NT	U-Return	G
Collegeville Stack Guest Chair	1424	2883	Seating	E
Framed Poster	1424	2288	Art
M2616 Telephone	1424	NT	Phone
Petri 36 x 72 L/H Stepped Desk	1424	2885	Desk	G
Petri 98x19 Rear Unit	1424	2515	Rear Unit	G
48 x 72 Wood/Wood Panel w/base	1425	2666	Panel	E
EPH Desk Unit w/Peninsula & Overhead Shelf	1425	644	Desk	G
EPH Desk Unit w/Peninsula & Overhead Shelf	1425	2276	Desk	G
Framed Poster	1425	791	Art
Framed Poster: VanGogh Starlight Over Rh	1425	150	Art
Humanscale Liberty Task Chair w/arms	1425	1635	Seating	N
Humanscale Liberty Task Chair w/arms	1425	1636	Seating	N
Attache HB Leather Desk Chair	1426	2544	Seating	G
Collegeville Stack Guest Chair	1426	2558	Seating	E
Collegeville Stack Guest Chair	1426	2872	Seating	E
Eco 36 x 72 Bookcase	1426	2023	Bookcase	E
Eco 42 x 78 L/H Conference Desk	1426	2299	Desk	G
Eco 54 x 25 Desk Height L/H BBF L-Return	1426	2999	L-Return	G
Eco 66 x 19 Credenza	1426	2300	Credenza	E
Framed Poster	1426	861	Art
M2616 II Display Telephone	1426	936	Phone
Eco 72 x 25 Desk Height FF (30”) L-Return	1427	2996	L-Return	E
Eco 78 x 24 BBF Rear Unit	1427	2201	Rear Unit	G
Eco 84” Overhead Unit	1427	2296	Overhead Furniture	E
Framed Poster: Ecole de Botanique	1427	1335	Art
Meridian 30 x 20 5-Drawer Lateral File	1427	673	File Cabinet	E
Meridian 30 x 20 Tall Storage Cabinet	1427	2373	Storage Unit	E
48 x 25 Desk Height U-Return	1428	2174	U-Return	G
Collegeville Stack Guest Chair	1428	2367	Seating	E
Collegeville Stack Guest Chair	1428	2368	Seating	E

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	8	Initials: Client CF Provider

Eco 36 x 72 Bookcase	1428	2399	Bookcase	N
Eco 36 x 72 Bookcase	1428	2674	Bookcase	E
Framed Poster	1428	470	Art
M2616 Telephone	1428	NT	Phone
Petri 42 x 84 L/H Stepped Arc Desk	1428	2172	Desk	G
Pompa HB Leather Desk Chair	1428	2213	Seating	G
48 x 20 Typing Height U Return	1429	2601	U-Return	E
Collegeville Stack Guest Chair	1429	2380	Seating	E
Framed Poster: Murnau Landscape	1429	1318	Art
M2616 Telephone	1429	NT	Phone
Petri 111 x 19 BBF/FF Rear Unit	1429	2839	Rear Unit	E
Petri 36 x 78 L/H Stepped Desk	1429	2798	Desk	E
Waveland LB Leather Desk Chair	1429	2831	Seating	E
Contour II Leather Large Task Chair	1430	723	Seating	G
Eco 36 x 20 Desk Height R/H L-Return (lam)	1430	2694	L-Return	E
Eco 36 x 72 R/H Stepped Desk (lam)	1430	2693	Desk	E
Eco 72 x 24 Credenza (lam)	1430	2692	Credenza	E
Framed Poster	1430	520	Art
Framed Poster	1430	548	Art
48 x 20 Desk Height U Return	1431	2177	U-Return	E
Attache HB Leather Desk Chair	1431	2568	Seating	E
Collegeville Stack Guest Chair	1431	2138	Seating	E
Collegeville Stack Guest Chair	1431	2142	Seating	E
Eco 108 x 19 2 -Pedestal Rear Unit	1431	2175	Rear Unit	E
Eco 108” Overhead Unit	1431	2178	Overhead Furniture	E
Eco 36 x 84 L/H Conference U-Desk	1431	2176	Desk	E
M2616 Telephone	1431	1346	Phone
Petri 36 x 72 Bookcase	1431	2605	Bookcase	E
Attache LB Leather Conference Chair	1432	2133	Seating	G
Attache LB Leather Desk Chair	1432	19	Seating	G
Attache LB Leather Desk Chair	1432	26	Seating	G
Attache LB Leather Desk Chair	1432	2277	Seating	G
Framed Poster: Day to Day	1432	1294	Art
Quattro 48 x 84 Racetrack Table w/inlay & 6 mats	1432	766	Table	G
Framed Poster: Port Costa	1433	2165	Art
Framed Poster: Wisteria	1433	2164	Art
Kimball 2 Drawer Cherry Lateral File	1433	2203	File Cabinet	G
Kimball Cherry L/H L-Desk	1433	604	Desk	G
M2616 Telephone	1433	NT	Phone
Meridian 30 x 20 5-Drawer Lateral File	1433	2768	File Cabinet	E
Meridian 30 x 20 5-Drawer Lateral File	1433	2769	File Cabinet	E
Meridian 30 x 20 Tall Storage Cabinet	1433	2767	Storage Unit	E
Framed Poster: ‘Transition	1434	2161	Art
M2616 Telephone	1434	1349	Phone

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	9	Initials: Client CF Provider

Petri 36 x 72 Arc Front Double Ped Desk	1434	2290	Desk	G
Petri 60” Computer Credenza w/Pedestal	1434	2289	Credenza	G
Pompa HB Leather Desk Chair	1434	2313	Seating	G
Post Medium Cherry Guest Chair (COM fabric)	1434	2207	Seating	G
Eco 92 x 24 Rear Unit	1435	2737	Rear Unit	G
Framed Poster	1435	471	Art
M2616 Telephone	1435	1379	Phone
Petri 36 x 72 Arc Front Ped Desk	1435	2153	Desk	E
Pompa HB Leather Desk Chair	1435	711	Seating	G
Post Medium Cherry Guest Chair (COM fabric)	1435	2281	Seating	G
48 x 72 Wood/Wood Panel w/base	1436	2686	Panel	E
Contour III LB Leather Task Chair T-arm	1436	2687	Seating	E
Contour III LB Leather Task Chair T-arm	1436	2701	Seating	E
Eco 36 x 25 Desk Height R/H L-Return	1436	2704	L-Return	E
Eco 41 x 25 Desk Height L/H L-Return	1436	2703	L-Return	E
Eco 77 x 30 BBF Rear Unit	1436	2705	Rear Unit	E
Eco 77 x 30 BBF Rear Unit	1436	2706	Rear Unit	E
Framed Artwork: Ocean Park #19	1436	2162	Art
Framed Artwork: Red Tiled Hillside	1436	2160	Art
Meridian 18” 5-Drawer Vertical File	1436	2772	File Cabinet	E
Meridian 18” 5-Drawer Vertical File	1436	2773	File Cabinet	E
Contour III LB Leather Task Chair T-arm	1474	2075	Seating	E
EPH Desk Unit w/Peninsula & Overhead Shelf	1474	646	Desk	G
Framed Poster: Matisse	1474	468	Art
M2616 Telephone	1474	NT	Phone
Meridian 36 x 20 5-Drawer Lateral File	1474	2372	File Cabinet	E
Contour III LB Leather Task Chair T-arm	1476	2668	Seating	G
Eco 30 x 24 2 Drawer Lateral File	1476	3045	File Cabinet	E
Eco 30” Upper Bookcase	1476	2600	Bookcase	E
Eco 48 x 31 Desk Height FF L-Return	1476	2719	L-Return	E
Eco 77 x 24 BBF Rear Unit	1476	2720	Rear Unit	E
Framed Poster: Chagall	1476	469	Art
M2616 Display Telephone	1476	1412	Phone
Tackboard 24 x 60	1476	1582	Tackboard	N
Eco 30” Upper Bookcase	1478	2581	Bookcase	E
Framed Poster	1478	458	Art
Framed Poster	1478	460	Art
Meridian 60 x 24 Rectangular Table	1478	2287	Table	E

Weekly Furniture Rental Charge $902

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	10	Initials: Client CF Provider

Charges are billed monthly and the maximum charge in any full month will be based on four weeks billing.

This Schedule may be amended to reflect requested changes in furnishings. However, if the Rate Basis is reduced for any furnishings, any increased charges will be retroactive to the start of the rental period for the furnishings indicated.

Condition Codes

N= New and unblemished.

E= Excellent-nearly new with no visible surface scratches.

G= Good- Some surface wear may appear, but no surface scratches penetrate the polyurethane coating to the wood.

F= Fair-Some minor scratches may appear on the work surface or edge only-side panels are free of all scratches.

O= Other-see notes

[] Symphony Suites. All Rights Reserved. CONFIDENTIAL Rev. 708	11	Initials: Client CF Provider

Add Office Amendment

Date: December 23, 2011

RE: Agreement No. 079-1436-11

This Amendment to the referenced Agreement is prepared in accordance with Paragraph 20.

Whereas, You have requested to add services for an additional office(s) effective January 1, 2012 to the end of the referenced Agreement term, and We have agreed to same provided that:

1) You are not in default of any of the terms of the referenced Agreement and,

2) You have paid all charges billed prior to the above date and,

3) This Amendment is fully executed within 10 days from the above date and is returned with the additional security retainer shown in the attached Supplemental Schedule A prior to the effective occupancy date above.

On the effective occupancy date above, the current Agreement and Monthly Contract Charges will be supplemented by the attached SUPPLEMENTAL SCHEDULE A, and FURNITURE RENTAL SUPPLEMENT.

All other paragraphs, terms, and conditions of the referenced Agreement are unmodified and remain in full force and effect.

The Parties hereto, on behalf of themselves, their heirs, executors, administrators and assigns, have caused this Amendment to be duly executed as of the day and year first written above.

Provider: Chartwell Consulting Group, Inc. t/a Symphony Suites By	Client: Durata Therapeutics, Inc. By

Managing Officer	Title: COO
Date: 1/21/12	Date: 1/3/12

SUPPLEMENTAL SCHEDULE A

FINANCIAL TERMS

Quantity	MONTHLY CONTRACT CHARGES	Unit Charge		Total Monthly
1	Office Access** for Office/Suite No(s). 1422 Including office cleaning, maintenance services, heating and air conditioning during normal business hours	$2,290		$2,290
1	Furniture Rental (see also Furniture Rental Supplement)	$936		$936
4	Complete Multiline Telephone Equipment	$95	*	$380
1	Executive Telephone Upgrade w/display	$40		$40
	Dedicated Analog Modem Only Line	$24
	Dedicated Analog Fax & Modem Line	$45	*
	Local Area Network Nodes (with IP address)	$20
4	High Speed T-1 Internet Service (includes LAN node for each)	$30	*	$120
	Additional Voice Mailbox + Message Center	$45
	Attendant Answering	$50
	Attendant Screening (1st person)	$120
	Attendant Screening (additional person)	$60
	Indoor Parking (where available)	$65
		$0
		$0
		$0
	Verizon Directory Listing	$2
	TOTAL MONTHLY CONTRACT SERVICES/FACILITIES			$3,766
	REFUNDABLE RETAINER			$7,532

*	See current price schedule for one time setup charges

The above Services listing is not necessarily complete and may be amended from time to time to reflect changes in services and/or equipment.

Initials: Client CF Provider

FURNITURE RENTAL SUPPLEMENT

Cadogan Resources, L.L.C. (referred to as “Cadogan” in this document) and Durata Therapeutics, Inc. (referred to as “You”

or “Your” in this document), make this additional Agreement (the “Supplement”) to the Office Services Agreement No. 079-1436-11 between You and Chartwell Consulting Group, Inc. t/a SymphonySuites (referred to as “SymphonySuites” in this document).

Cadogan agrees to rent to You and You agree to rent from Cadogan, on a week-to-week basis, the equipment and furniture listed on the Equipment/Furniture Addendum, on the reverse side of this page, for the length of term indicated and under the terms and conditions set forth below.

1.	Your right to rent this equipment and furniture depends on Your Office Services Agreement with Symphony Suites, and if that Agreement ends, so will Your rights under this Supplement. You may use this equipment and furniture only in connection with Your use of the designated office access, facilities and areas, provided to You by Symphony Suites, and only in accordance with the terms and provisions of the Agreement with SymphonySuites. If You breach Your Agreement with SymphonySuites, Cadogan may, at its option, terminate this Supplement and Your rights in said equipment and furniture. Conversely, if You breach this Supplement, that breach will also be a breach of Your Office Services Agreement with SymphonySuites.

2.	You agree to fully and timely pay in advance, the rental charges set forth on the Addendum, on the reverse side of this Supplement; and You also agree to fully and timely satisfy the performances and requirements You have assumed in this Supplement with regard to said furniture and equipment. You agree to make all of Your payments to Cadogan, by making these payments to SymphonySuites – who serves as the collection agent for Cadogan with regard to these payments.

3.	The equipment and furniture You are renting is, and shall always remain, the property of Cadogan. You are obligated to maintain said property in good physical condition, and to protect Cadogan’s ownership rights in the furniture and equipment. Your obligations in this regard include the following:

a.	You must keep the equipment and furniture in good repair, condition and working order;

b.	You must not remove the equipment and furniture from the designated office area provided to You by SymphonySuites.

c.	You must use appropriate mats on all surfaces which are subject to direct contact or wear. You must return the equipment and furniture to Cadogan in good repair, condition and working order. Conditions caused by ordinary wear and tear are acceptable, but not if this condition could have been prevented or lessened by Your using desk pads.
d.	Only Cadogan is authorized to make repairs to the furniture.

e.	You will not use or offer Cadogan equipment or furniture as security for Your repayment of any debt or for the satisfaction of any of Your obligations.

4.	You agree to protect and reimburse Cadogan from and with regard to all loss and/or damage Cadogan suffers because of Your failure to satisfy any of Your obligations listed in this Supplement. Additionally, You are totally responsible for any and all loss or damage to the equipment and/or furniture regardless of how such loss or damage occurred.

5.	You agree to keep all rental equipment and furniture insured under an all risks/loss/damage insurance policy in an amount equal to what it would cost to fully replace this equipment and furniture. You also agree to carry liability and property damage insurance covering this equipment and furniture and its use. The policies must be acceptable to Cadogan and SymphonySuites, and must defend, protect and reimburse Cadogan and SymphonySuites against, and with regard to, all claims, liabilities, damages and costs connected with, and resulting from, this equipment and/or furniture and/or its use.

6.	You acknowledge that You are not permitted to transfer Your rights under this Supplement to anyone, and that any attempt by You, or anyone else, to transfer Your said rights, will not be effective to actually cause such a transfer to occur.

7.	Neither SymphonySuites nor Cadogan make any guaranty expressly or implied to You or anyone else concerning the fitness of said equipment and furniture for any purpose, its salability, design, condition, performance capabilities or any other aspect of said equipment and furniture or concerning its material or workmanship.

We sign this Supplement below on behalf of ourselves, everyone who succeeds to Our interests, and everyone to whom We may transfer Our rights under this Supplement with Cadogan’s consent.

Cadogan Resources L.L.C.		Durata Therapeutics, Inc.

Signature	as Agent	Signature

EQUIPMENT/FURNITURE ADDENDUM

Rate Basis:

Tag	Description	Location	Type	Cond
1872	M2616 II Display Telephone	1420	Phone
2147	Attache HB Leather Conference Chair	1420	Seating	E
2294	Aspen Guest Chair (Streber Krauss)	1420	Seating	G
2336	Eco 114 x 19 Top	1420	Rear Unit	E
2337	Petri 19” L-Panel	1420	Rear Unit	E
2338	Petri 36 x 19 FF Pedestal	1420	Rear Unit	E
2339	Petri 16 x 19 BFF Pedestal	1420	Rear Unit	E
2340	42 x 25 Desk Height U-Return	1420	U-Return	E
2341	Petri 36 x 72 R/H Desk	1420	Desk	E
NT	Framed Poster: Chagall	1420	Art
787	Framed Poster	1421	Art
1696	M2008 Telephone	1421	Phone
1848	M2008 Telephone	1421	Phone
2682	Eco 42 x 20 Desk Height L-Return	1421	L-Return	E
2683	Eco 30 x 31 Desk Height L-Return	1421	L-Return	E
2684	Eco 105 x 19 BBF Rear Unit	1421	Rear Unit	E
2685	Eco 76 x 30 BBF Rear Unit	1421	Rear Unit	E
2688	Contour III LB Leather Task Chair T-arm	1421	Seating	E
2701	Contour III LB Leather Task Chair T-arm	1421	Seating	E
159	Framed Poster: Stonington Inside Passage	1422	Art
1194	M2008 II Telephone	1422	Phone
2074	Contour III LB Leather Task Chair T-arm	1422	Seating	G
2333	Eco 114 x 24 Top w/L-Panel	1422	Rear Unit	E
2334	Eco 36 x 24 FF Pedestal	1422	Rear Unit	E
2334.1	Eco 108x24 Top	1422	Rear Unit	E
2770	Meridian 18” 5-Drawer Vertical File	1422	File Cabinet	E

Weekly Furniture Rental Charge $234

Charges are billed monthly and the maximum charge in any full month will be based on four weeks billing.

This Schedule may be amended to reflect requested changes in furnishings. However, if the Rate Basis is reduced for any furnishings, any increased charges will be retroactive to the start of the rental period for the furnishings indicated.

Condition Codes

N= New and unblemished.

E= Excellent-nearly new with no visible surface scratches.

G= Good- Some surface wear may appear, but no surface scratches penetrate the polyurethane coating to the wood.

F= Fair-Some minor scratches may appear on the work surface or edge only-side panels are free of all scratches.

O= Other-see notes

Initials: Client CF Provider